UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 30, 2008, Sealed Air Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing that it was implementing a cost reduction and productivity program (the “Original Filing”). On October 29, 2008, the Company filed on Form 8-K/A, Amendment No. 1 to the Original Filing (“Amendment No.1”), to disclose updated information concerning the program. The Company is filing this Form 8-K/A, Amendment No. 2 to the Original Filing, to update further its disclosures regarding the estimated costs incurred and expected to be incurred by the Company in connection with the program.

Item 2.05                Costs Associated with Exit or Disposal Activities.

Update to the Company’s Previously Announced Cost Reduction and Productivity Program

As previously reported in Amendment No. 1, during the third quarter of 2008, the Company recorded a $60 million pre-tax charge for severance costs in connection with its cost reduction and productivity program. As indicated in its press release, dated January 26, 2009, during the fourth quarter of 2008, the Company incurred an additional $6 million of pre-tax restructuring charges primarily related to severance and other personnel costs associated with the program. As further indicated in that release, the Company utilized $18 million of cash for payments primarily related to severance benefits under the program in 2008. The Company presently expects to incur further pre-tax restructuring charges aggregating approximately $2 million related to the program. The above amounts are included in the table below.

The Company now estimates that the following amounts are expected to be incurred in connection with the program. These amounts are set forth by major type of cost and in total, and include amounts that are expected to result in future cash expenditures.

(approximate due to rounding, in millions)	Total Costs	Future Cash Payments(1)	Total Cash Payments

One time termination benefits	$62.7	$45.8	$62.7
SFAS 88 settlement charge	1.6	—	—
Contract termination costs	0.6	0.5	0.6
Other associated costs	3.1	1.9	3.0
	$68.0	$48.2	$66.3

(1)  The majority of the remaining future cash payments will be made in 2009.

Cautionary Notice Regarding Forward-Looking Statements

Some of the statements made by the Company in, or incorporated by reference in, this Current Report on Form 8-K/A are forward-looking. These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions. The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements: general economic conditions; changes in raw material and energy costs; credit availability and pricing; conditions in the markets that the Company serves; the success of the Company’s growth, profitability and global manufacturing strategies and its cost reduction and productivity program; the effects of animal and food-related health issues; tax, interest and foreign exchange rates; and legal proceedings. A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Jeffrey S. Warren
	Name:	Jeffrey S. Warren
	Title:	Controller

Dated: January 29, 2009